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                                      ENSCO

                             SUPPLEMENTAL EXECUTIVE

                                 RETIREMENT PLAN

                             As Amended and Restated




                            Effective January 1, 1997





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                                TABLE OF CONTENTS


ARTICLE I - PURPOSE..........................................................  1

ARTICLE II - DEFINITIONS AND CONSTRUCTION....................................  2
         2.1      Definitions................................................  2
                  (a)      "Account".........................................  2
                  (b)      "Administrator"...................................  2
                  (c)      "Affiliate".......................................  2
                  (d)      "Automatic Deferral"..............................  2
                  (e)      "Basic Deferral"..................................  2
                  (f)      "Beneficiary".....................................  2
                  (g)      "Board"...........................................  3
                  (h)      "Benefits"........................................  3
                  (i)      "Code"............................................  3
                  (j)      "Company".........................................  3
                  (k)      "Compensation"....................................  3
                  (l)      "Deferred Compensation"...........................  3
                  (m)      "Deferred Compensation Election"..................  3
                  (n)      "Deferred Compensation/Participation Agreement"...  3
                  (o)      "Disability"......................................  3
                  (p)      "Discretionary Deferral"..........................  3
                  (q)      "Effective Date"..................................  4
                  (r)      "Eligible Employee"...............................  4
                  (s)      "Employee"........................................  4
                  (t)      "Employer"........................................  4
                  (u)      "Employer Discretionary Contributions"............  4
                  (v)      "ERISA"...........................................  4
                  (w)      "401(k) Max"......................................  4
                  (x)      "401(k) Plan".....................................  4
                  (y)      "Insolvent".......................................  4
                  (z)      "Matching Contributions"..........................  4
                  (aa)     "Normal Retirement Age"...........................  5
                  (ab)     "Participant".....................................  5
                  (ac)     "Plan"............................................  5
                  (ad)     "Plan Year".......................................  5
                  (ae)     "Period of Service"...............................  5
                  (af)     "Year of Service".................................  5
         2.2      Construction...............................................  5

ARTICLE III - PARTICIPATION AND VESTING......................................  5
         3.1      Eligibility and Participation..............................  5
         3.2      Cessation of Participation.................................  6


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ARTICLE IV - CONTRIBUTIONS AND ACCOUNTING....................................  6
         4.1      Deferred Compensation......................................  6
                  (a)      Basic Deferrals...................................  6
                  (b)      Automatic Deferral................................  7
                  (c)      Discretionary Deferrals...........................  7
                  (d)      Limit on Deferrals................................  7
                  (e)      Failure to Elect..................................  7
         4.2      Matching Contributions.....................................  7
         4.3      Employer Discretionary Contribution........................  8
         4.4      Vesting....................................................  8
         4.5      Accounting for Deferred Compensation.......................  9
         4.6      Plan Benefits..............................................  9

ARTICLE V - DISTRIBUTION OF BENEFITS.........................................  9
         5.1      Payment of Benefits........................................  9
         5.2      Timing of Certain Payments................................. 10
         5.3      Form of Payment............................................ 10
         5.4      Designation of Beneficiary................................. 11

ARTICLE VI - PAYMENT LIMITATIONS............................................. 11
         6.1      Payment Due an Incompetent................................. 11
         6.2      Spendthrift Clause......................................... 11

ARTICLE VII - FUNDING........................................................ 12
         7.1      Funding.................................................... 12
         7.2      Investments................................................ 12

ARTICLE VIII - ADMINISTRATION................................................ 12
         8.1      Authority of the Administrator............................. 12
         8.2      Claims Procedure........................................... 13
                  (a)      Claim for Benefits................................ 13
                  (b)      Request for Review................................ 13
         8.3      Cost of Administration..................................... 13
         8.4      Limitations on Plan Administration......................... 14

ARTICLE IX - OTHER BENEFIT PLANS OF THE COMPANY.............................. 14
         9.1      Other Plans................................................ 14

ARTICLE X - AMENDMENT AND TERMINATION OF THE PLAN............................ 14
         10.1     Amendment.................................................. 14
         10.2     Termination................................................ 14
         10.3     Continuation............................................... 15



                                         ii


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ARTICLE XI - MISCELLANEOUS................................................... 15
         11.2     Action Taken in Good Faith................................. 15
         11.3     Indemnification of Employees and Directors................. 15
         11.4     Severability............................................... 15

                                      ENSCO
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     THIS AGREEMENT, executed this 25th day of November, 1997, and effective the first day of January, 1997 unless specifically provided elsewhere in the Agreement, by ENSCO International Incorporated, having its principal office in Dallas, Texas (hereinafter referred to as the "Company").

                              W I T N E S S E T H:

     WHEREAS, effective April 1, 1995, Energy Service Company, Inc. adopted the Energy Service Company, Inc. Select Executive Retirement Plan (the "Plan");

     WHEREAS, the name of the company was changed to ENSCO International Incorporated;

     WHEREAS, on November 11, 1997, the Company amended the Plan retroactive to January 1, 1997 to provide a discretionary profit sharing contribution and to rename the Plan the ENSCO Supplemental Executive Retirement Plan;

     WHEREAS, the Company desires to amend and restate the Plan effective January 1, 1998 to clarify that eligible employees must contribute the maximum amount permitted by the Internal Revenue Code to the ENSCO Savings Plan before they may participate in basic and automatic deferral features of the Plan and to modify the operation of the Plan so it will act as a wrap-around plan to the ENSCO Savings Plan;

     NOW THEREFORE, the Plan is hereby amended and restated to read as follows:

                                    ARTICLE I

                                     PURPOSE

     The objective and purpose of this Plan is to attract and retain competent officers and key executives by offering flexible compensation opportunities to officers and key executives of the Company and to offer them an opportunity to build an estate or supplement income for use after retirement. In addition to this Plan, the Company sponsors certain broad-based employee benefit plans covering its employees.

     Through this Plan, the Company intends to permit the deferral of compensation and to provide additional benefits to a select group of management or highly compensated employees of the Company. Accordingly, it is intended that this Plan shall not constitute a "qualified plan" subject to the limitations of section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), nor shall it constitute a "funded plan", for purposes of such requirements. It is also intended that this Plan shall be exempt from the participation and vesting requirements of Part 2 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the funding requirements of Part 3 of Title I of ERISA, and the fiduciary requirements of Part 4 of Title I of ERISA by reason of the exclusions afforded plans which are unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.


                                   ARTICLE II

                          DEFINITIONS AND CONSTRUCTION

          2.1 Definitions. When a word or phrase shall appear in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be a term defined in this Section
2.1. The following words and phrases with the initial letter capitalized shall have the meaning set forth in this Section 2.1, unless a different meaning is required by the context in which the word or phrase is used.

                  (a)  "Account"  means  the  individual   bookkeeping   account
established for each Participant in the Plan, as described in Section 4.5.

                  (b) "Administrator" means the Board, except to the extent that the Board has appointed another person or persons to serve as the Administrator with respect to the Plan.

                  (c) "Affiliate" means a corporation that is a member of a controlled group of corporations (as defined in section 414(b) of the Code) which includes the Company, any trade or business (whether or not incorporated) which are in common control (as defined in section 414(c) of the Code) with the Company, or any entity that is a member of the same affiliated service group (as defined in section 414(m) of the Code) as the Company.

                  (d) "Automatic Deferral" means the automatic Compensation deferral described in Section 4.1(b) made by a Participant who has elected to defer the 401(k) Max under the 401(k) Plan.

                  (e)  "Basic   Deferral"  means  the  additional   Compensation
deferral described in Section 4.1(a) made by a Participant who has elected to defer the 401(k) Max under the 401(k) Plan.

                  (f) "Beneficiary" means the person designated in writing by the Participant pursuant to Section 5.4 to receive Benefits in the event of his death.





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                  (g) "Board"  means the Board of Directors  of the Company,  or any committee of the Board authorized to act on its behalf.

                  (h) "Benefits" means the sum of amounts representing the Participant's Automatic Deferrals, if any; Basic Deferrals; Discretionary Deferrals, if any; vested Employer Discretionary Contributions; and vested Matching Contributions credited to the Participant's Account, plus earnings thereon and less losses allocable thereto, if any, attributable to the investment of such amounts.

                  (i) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (j) "Company" means ENSCO International Incorporated or any subsidiary or successor thereto.

                  (k) "Compensation" means, effective April 1, 1995, the base salary or wages, including overtime pay and field bonuses, paid to the Employee by an Employer for a Plan Year plus amounts applied to purchase benefits pursuant to a salary reduction agreement under a cafeteria plan as defined in section 125 of the Code sponsored by an Employer, amounts deferred pursuant to a salary reduction agreement authorized under the 401(k) Plan, and amounts deferred pursuant to a salary reduction agreement under any other plan described in sections 401(k) and 408(k) of the Code sponsored by an Employer, but excluding all other items of compensation.

                  (l) "Deferred Compensation" means the amount credited to a Participant's Account pursuant to a Participant's Deferred Compensation Election in accordance with Section 4.1 hereof and shall include Basic Deferrals under
Section 4.1(a), Automatic Deferrals under Section 4.1(b) and Discretionary Deferrals under Section 4.1(c).

                  (m) "Deferred Compensation Election" means the election by a Participant to defer his Compensation as an Automatic Deferral, Basic Deferral and/or Discretionary Deferral in accordance with Section 4.1.

                  (n) "Deferred Compensation/Participation Agreement" means the written agreement between the Company or an Affiliate and a Participant pursuant to which the Participant consents to participation in the Plan and the deferral of Compensation hereunder.

                  (o) "Disability" means the Participant's  disability which, in
the  opinion  of  a  physician  approved  by  the  Administrator,   renders  the
Participant unable to perform his normal duties for the Employer.

                  (p) "Discretionary Deferral" means the Compensation deferral described in Section 4.1(c) made by a Participant.




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                  (q)  "Effective  Date"  means  January  1,  1997,   except  as
expressly provided otherwise herein.

                  (r) "Eligible Employee" means an Employee who is selected by the Board pursuant to Section 3.1 hereof as eligible to participate in the Plan.

                  (s) "Employee" means any person employed by an Employer who is on the Employer's U.S. dollar payroll.

                  (t) "Employer" means the Company and any other Affiliate, with respect to its Employees, provided that the Board approves participation in the Plan by any such Affiliate and the governing body of each such Affiliate adopts the Plan on behalf of its Employees and authorizes the execution of an agreement to participate in the Plan.

                  (u)  "Employer  Discretionary   Contributions"  means  amounts
credited to a Participant's Account pursuant to Section 4.3 hereof.

                  (v) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  (w) "401(k) Max" means the maximum amount of Compensation that may be deferred under the 401(k) Plan on account of any of the following statutory limitations: (i) the $150,000 limitation on Compensation under section 401(a)(17) of the Code, as it may be adjusted pursuant to section 401(a)(17)(B) of the Code; (ii) the $7,000 limitation imposed on elective deferrals under section 402(g) of the Code, or such other amount prescribed by the Secretary of the Treasury at the same time and in the same manner as provided under section 415(d) of the Code for adjusting the dollar limitation in effect under section 415(b)(1)(A) of the Code; (iii) the percentage limitations on elective deferrals under section 401(k) of the Code; or (iv) the limitations on contributions and benefits under section 415 of the Code.

                  (x) "401(k) Plan" means the ENSCO Savings Plan, as such plan may be amended from time to time.

                  (y) "Insolvent" means with respect to each Employer, such Employer being unable to pay its debts as they mature or being subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

                  (z) "Matching Contributions" means the contribution made by the Company on behalf of a Participant who makes Automatic Deferrals and/or Basic Deferrals to the Plan as described in Section 4.2.





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




                  (aa) "Normal  Retirement  Age" means the date a   Participant
attains age 65.

                  (ab) "Participant" means an Eligible Employee who has elected to participate in the Plan by executing a Deferral Compensation/Participation Agreement in accordance with Section 4.1 hereof.

                  (ac) "Plan" means the ENSCO Supplemental Executive Retirement Plan, as described in this document, and as it may hereafter be amended.

                  (ad) "Plan Year" means the fiscal year of this Plan, which shall commence on January 1 each year and end on December 31 of such year.

                  (ae) "Period of Service" means for each Employee eligible to participate in the Plan on and after April 1, 1995, the period commencing April 1, 1995 and ending December 31, 1995 and thereafter, the twelve-month period ending each December 31. For an Employee who first becomes eligible to participate in the Plan after April 1, 1995, his first Period of Service shall commence on his eligibility date and shall end on the following December 31st.

                  (af) "Year of Service" means each calendar year during which an Employee performs 1,000 hours of service for an Affiliate (and any other entity, if the Employee's service with such entity would be recognized for purposes of the 401(k) Plan), including all Years of Service prior to the Effective Date of the Plan.

          2.2 Construction. If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions of this Plan shall continue in full force and effect. All of the provisions of this Plan shall be construed and enforced in accordance with the laws of the State of Texas and shall be administered according to the laws of such state, except as otherwise required by ERISA, the Code or other applicable federal law. The masculine gender, where appearing in this Plan, shall include the feminine gender, and vice versa.

                                   ARTICLE III

                            PARTICIPATION AND VESTING


           3.1 Eligibility and Participation. The Board shall meet at least once prior to each Period of Service during the term of this Agreement and irrevocably specify the name of each Employee who shall be entitled to participate in the Plan for the immediately following Period of Service. In addition, the Board may meet during a Period of Service for the purpose of designating an individual who has become an Employee during that Period of

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Service as eligible to participate in the Plan for the remaining portion of that
Period of Service. An Employee shall be eligible to receive a Benefit hereunder if such Employee has been designated as an Eligible Employee pursuant to this
Section 3.1, and, with respect to the ability to make Automatic Deferrals and Basic Deferrals, has elected to defer the 401(k) Max under the 401(k) Plan and has entered into a Deferred Compensation/Participation Agreement with the Employer in accordance with Section 4.1 hereof. If the Board fails to designate an Employee as eligible to participate in the Plan for a particular Period of Service and such Employee was eligible to participate in the Plan for the immediately preceding Period of Service, the Board shall notify the Employee in
writing  of  his   ineligibility   to   participate  in  the  Plan  as  soon  as
administratively possible after making its decision regarding his eligibility.

           3.2 Cessation of Participation. A Participant will cease to be a Participant as of the earlier of (i) the date on which the Plan terminates or
(ii) the date on which he ceases to be an Eligible Employee under Section 3.1 and has received a distribution of his Account.


                                   ARTICLE IV

                          CONTRIBUTIONS AND ACCOUNTING

          4.1 Deferred Compensation. An Eligible Employee may become a Participant and make Automatic Deferrals, Basic Deferrals and/or Discretionary Deferrals, as specified by the Board, by electing to defer Compensation pursuant to a Deferred Compensation/Participation Agreement. Such Deferred Compensation/Participation Agreement shall be entered into prior to the first day of the Period of Service for which the Deferred Compensation/Participation Agreement is effective or, in the case of an Employee who is hired during such Plan Year and designated as eligible to participate in the Plan for such Plan Year, such Deferred Compensation/Participation Agreement shall be entered into within 30 days after such date of hire and shall only be effective with respect to Compensation earned after the date such Deferred Compensation/ Participation Agreement is received by the Administrator. A Participant's Deferred Compensation/Participation Agreement shall only be effective with respect to a single Plan Year and shall be irrevocable for the duration of such Plan Year. Deferral elections for each subsequent Plan Year of participation shall be made pursuant to new Deferred Compensation/Participation Agreements.

                  (a) Basic Deferrals. Prior to each Period of Service, the Board shall determine the maximum percentage of Compensation that each Eligible Employee may elect to defer under the Plan as a Basic Deferral for the immediately following Period of Service. An Eligible Employee shall only be able to make Basic Deferrals under the Plan if he has elected to defer the 401(k) Max under the 401(k) Plan.

                  (b) Automatic Deferral. Effective January 1, 1998, such Eligible Employee may elect to automatically have a percentage of his Compensation deferred under the Plan as an Automatic Deferral when his deferrals under the 401(k) Plan reach the 401(k) Max. An Eligible Employee may elect to make Automatic Deferrals in addition to or in lieu of Basic Deferrals under
Section 4.1(a).

                  (c) Discretionary Deferrals. Prior to each Period of Service, the Board shall determine the maximum percentage of Compensation that each Eligible Employee may elect to defer under the Plan as a Discretionary Deferral for the immediately following Period of Service. The requirement to defer the 401(k) Max under the 401(k) Plan shall not apply with respect to the ability to make Discretionary Deferrals under the Plan.

                  (d) Limit on Deferrals. A Participant may only make Basic Deferrals and Automatic Deferrals to the Plan if he has elected to defer the 401(k) Max under the 401(k) Plan. The maximum amount of Automatic Deferrals and Basic Deferrals made by such a Participant, for any calendar year, shall not exceed ten percent of his Compensation for the calendar year, as reduced by the 401(k) Max for such year. Notwithstanding the preceding provisions of this
Section 4.1(d), for the first Period of Service in which an Employee becomes eligible to participate in the Plan, the Eligible Employee may elect to make Basic Deferrals or Automatic Deferrals up to the maximum percentage of Compensation permitted by the Board for that Period of Service with respect to Compensation for services performed subsequent to the election. The amount of Discretionary Deferrals a Participant may make to the Plan shall be determined by the Board.

                  (e) Failure to Elect. If an Eligible Employee does not execute a Deferred Compensation/Participation Agreement and elect to defer an amount of his Compensation, for a particular Period of Service in accordance with this
Section 4.1, he may not participate in the Plan for that Period of Service. Thereafter, he may elect to participate in the Plan with respect to future Periods of Service, if he is then an Eligible Employee, by executing a Deferred Compensation/Participation Agreement in accordance with the requirements of this
Section 4.1 and irrevocably electing to defer a percentage of his Compensation prior to any such future Period of Service.


          4.2 Matching Contributions. For each calendar year, the Employer will credit each Participant's Account with amounts that represent Matching Contributions equal to such percentage, as determined from time to time by the Board under the 401(k) Plan, of the Participant's Deferred Compensation Election for that calendar year up to six percent of the Participant's Compensation, reduced by the amount of employer matching contributions, if any, made on behalf of the Participant to the 401(k) Plan for that calendar year. No Matching Contributions will be made on behalf of the Participant under the Plan until the maximum amount of employer matching contributions permitted under the Code have been made on the Participant's behalf to the 401(k) Plan. The value of Matching Contributions credited to a Participant's Account will be used, along with the value of the Participant's Employer Discretionary Contributions, if any, and Deferred Compensation credited to his Account, to determine his Benefits as specified herein.

          4.3 Employer Discretionary Contribution. Effective January 1, 1997, an Employer may contribute hereunder as an Employer Discretionary Contribution for a Plan Year such amount, if any, as shall be determined by the Board from time to time. The Employer Discretionary Contribution, if any, may be made with respect to active Participants and inactive Participants, as determined by the Board. Amounts representing Employer Discretionary Contributions, if any, for a Plan Year shall be determined and credited to each Participant's Account at such times and in such amounts as determined by the Board for the Plan Year. Such contributions shall be vested at such time as determined by the Board in accordance with the resolutions of the Board authorizing the contribution. The value of Employer Discretionary Contributions credited to a Participant's Account will be used, along with the value of the Participant's Matching Contributions, if any, and Deferral Compensation credited to his Account, to determine his Benefits as specified herein.

          4.4 Vesting. Participants shall be 100 percent vested in the Automatic Deferrals, Basic Deferrals and Discretionary Deferrals credited to his Account, including the earnings thereon if such amounts are invested pursuant to Section
7.2 hereof. A Participant will become vested in the Employer Discretionary Contributions, if any, credited to his Account, including the earnings thereon if such amounts are invested pursuant to Section 7.2, in accordance with the resolutions of the Board authorizing the contribution. A Participant will become vested in the Matching Contributions credited to his Account, including the earnings thereon if such amounts are invested pursuant to Section 7.2 hereof, as follows:

               Year of Service            Vested Percentage
          --------------------------- --------------------------

                 less than 2                      0

              2 but less than 3                  20%

              3 but less than 4                  40%

              4 but less than 5                  60%

              5 but less than 6                  80%

                  6 or more                     100%



In addition, a Participant will become 100 percent vested in the Employer Discretionary Contributions, if any, and Matching Contributions credited to his Account, including the earnings thereon if such amounts are invested pursuant to
Section 7.2 hereof, regardless of his Years of Service upon the occurrence, while employed by an Employer, of his death or Disability, attainment of his Normal Retirement Age or termination of the Plan.

          4.5 Accounting for Deferred Compensation. The Administrator shall establish and maintain an individual Account under the name of each Participant under the Plan. Each Account shall be adjusted at least quarterly to reflect the Basic Deferrals, Automatic Deferrals, Discretionary Deferrals, Matching Contributions and Employer Discretionary Contributions credited thereto, if any; earnings credited on such Basic Deferrals, Automatic Deferrals, Discretionary Deferrals, Matching Contributions and Employer Discretionary Contributions pursuant to Section 7.1; and any payment of amounts attributable to such Basic Deferrals, Automatic Deferrals, Discretionary Deferrals, Matching Contributions and Employer Contributions under this Plan. The amounts of Basic Deferrals, Automatic Deferrals, Discretionary Deferrals, Matching Contributions, and Employer Discretionary Contributions shall be credited to the Participant's Account at such time as such Compensation would have been paid to the Participant had the Participant not elected to defer such Compensation pursuant to the terms and provisions of the Plan. Each such Account shall be credited with earnings and/or losses computed pursuant to Section 7.1 in the manner specified by Section 7.1. In the sole discretion of the Administrator, more than one Account may be established for each Participant to facilitate record keeping convenience and accuracy. Each such Account shall be credited and adjusted as provided in this Plan. Amounts credited to such Accounts shall be held with the general assets of the Company.

         Establishment and maintenance of a separate Account or Accounts for each Participant shall not be construed as giving any person any interest in assets of the Company or an Affiliate, or a right to payment other than as provided hereunder. Such Accounts shall be maintained until all amounts credited as such Account have been distributed in accordance with the terms and provisions of this Plan.

          4.6 Plan Benefits. Subject to the vesting provisions of Section 4.4 hereof and the provisions of Article V, the Benefits to which a Participant and, if applicable, his Beneficiary shall be entitled under the Plan will consist of Deferred Compensation, Employer Discretionary Contributions and Matching Contributions credited to such Participant's Account, plus earnings thereon and less losses allocable thereto, if any, attributable to the investment of such amounts pursuant to Section 7.2 hereof.


                                    ARTICLE V

                            DISTRIBUTION OF BENEFITS


         5.1 Payment of Benefits. The amount credited to a Participant's Account pursuant to Article IV hereof, to the extent vested pursuant to Section 4.4, shall be payable to the Participant or, if applicable, to his Beneficiary in accordance with the provisions of this Article V. If the Employer has obtained life insurance policies as a reserve for the discharge of its obligations under the Plan, the Employer acting through its governing body may, in its discretion, distribute any such policy to a Participant when the Participant's Benefits become payable to satisfy all or a portion of the Employer's obligation to the Participant hereunder. Unless paid earlier pursuant to Section 5.2, payment of a Participant's Benefit under the Plan shall commence in the form elected by the Participant pursuant to Section 5.3 hereof within 30 days following the Participant's death, Disability or other termination of employment with the Employer.

         5.2 Timing of Certain Payments. Notwithstanding any other provision of this Plan to the contrary, the Board shall have the right to pay Benefits to Participants prior to the time such Benefits otherwise would be payable hereunder if the Board in good faith determines that either of the following conditions or events has occurred:

                  (a) Change in Circumstances. A change in circumstances relating to the operation of the Plan or the taxation of Participants, arising from a change in the federal or applicable state tax or revenue laws, a published ruling or similar announcement by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury, a change in securities laws or regulations, the issuance of an advisory opinion, regulation or other published position by the Department of Labor, or a change in accounting requirements which causes (i) Participants to be taxable on their Benefits prior to the time Benefits otherwise would be payable hereunder, (ii) the Plan to be considered as funded for purposes of Title I of ERISA, or (iii) a material change regarding the tax or financial accounting consequences of maintaining the Plan to the Company or any Employer.

                  (b) An unforeseeable emergency of the Participant. An unforeseeable emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. An unforeseeable emergency will not exist, however, if the emergency may be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause a severe financial hardship. In addition, an unforeseeable emergency will not exist, as a result of the Participant's need to send a child to college or desire to purchase a home. The amount distributed to a Participant on account of an unforeseeable emergency may not exceed the amount reasonably necessary to satisfy such emergency.

         5.3 Form of Payment. Each Participant may elect on his Deferred Compensation/Participation Agreement whether his Benefits will be paid in the form of a single sum payment or substantially equal monthly installments over a period of 60 months. For this purpose, the Participant's most recent Deferred Compensation/Participation Agreement will be controlling. The Participant may change the form in which his Benefits will be paid at any time before the one-year period ending on the date on which payment of his Benefits commence and once payments commence, the form of payment shall be irrevocable. If a

Participant has not elected a form of payment for his Benefits  pursuant to this
Section 5.3, the Participant's Benefits will be paid in a single sum payment. If such Participant is receiving installment payments hereunder and dies prior to the payment of all monthly installments, the remaining portion of the Participant's Benefits will continue to be paid in monthly installments to his Beneficiary for the remaining installment period in the same amount and manner as they would have been paid to the Participant.

         5.4 Designation of Beneficiary. Each Participant must designate a Beneficiary to receive his Benefits in the event of his death, by completing his Deferred Compensation/Participation Agreement and filing it with the Administrator. The Administrator will recognize the most recent written Beneficiary designation on file prior to a Participant's death. If a designated Beneficiary is not living at the time of the Participant's death, then the Administrator will pay Participant's Benefits to the Participant's personal representative, executor, or administrator, as specified by the appropriate legal jurisdiction. Any such payment to the Participant's Beneficiary or, if applicable, to his personal representative, executor or administrator shall operate as a complete discharge of all obligations of the Administrator and the Employer to the extent of the payment so made.


                                   ARTICLE VI

                               PAYMENT LIMITATIONS

          6.1 Payment Due an Incompetent. If the Administrator shall find that any person to whom any payment is payable under the Plan is unable to care for his affairs because of mental or physical illness, accident or death, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, a brother or sister or any person deemed by the Administrator, in its sole discretion, to have incurred expenses for such person otherwise entitled to payment, in such manner and proportions as the Administrator may determine. Any such payment shall be a complete discharge of the liabilities of the Employer under this Plan, and the Employer shall have no further obligation to see to the application of any money so paid.

          6.2 Spendthrift Clause. No right, title or interest of any kind in the Plan shall be transferable or assignable by any Participant or Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary, nor subject to the debts, contracts, liabilities, engagements, or torts of the Participant or Beneficiary. Any attempt to alienate, anticipate, encumber, sell, transfer, assign, pledge, garnish, attach or otherwise subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

                                   ARTICLE VII

                                     FUNDING

           7.1 Funding. All Benefits under this Plan shall be paid or provided directly by the Employer. Such Benefits shall be general obligations of the Employer which shall not require the segregation of any funds or property therefor.

         Notwithstanding the foregoing, in the discretion of the Employer, the Employer's obligations hereunder may be satisfied from a grantor trust established by the Employer, the terms of which will be substantially similar to the terms of the model trust issued by the Internal Revenue Service in Revenue Procedure 92-64, from an escrow account established at a bank or trust company, or from an insurance contract or contracts owned by the Employer. The assets of any such trust, escrow account and any such insurance policy shall continue for all purposes to be a part of the general funds of the Employer, shall be considered solely a means to assist the Employer to meet its contractual obligations under this Plan and shall not create a funded account or security interest for the benefit of any Participant under this Plan. All such assets shall be subject to the claims of the general creditors of the Employer in the event the Employer is Insolvent.

         If a single trust or other funding vehicle is established as a reserve for the obligations hereunder of more than one Employer, the assets of any such trust or funding vehicle shall, to the extent attributable to contributions made by a particular Employer, be subject to the claims of the general creditors of that Employer in the event such Employer is Insolvent, and each Employer will be treated as a separate grantor to the extent of its participation in any trust so established. To the extent that any person acquires a right to receive a payment from an Employer under the Plan, such right shall be no greater than the right of any unsecured general creditor of that Employer.

           7.2 Investments. If a trust is established as provided for in Section 7.1, earnings and/or losses of the trust attributable to amounts credited to a Participant's Account shall increase or, if applicable, decrease such Participant's Account for purposes of determining the Participant's Benefits payable hereunder.


                                  ARTICLE VIII

                                 ADMINISTRATION

            8.1 Authority of the Administrator. The Administrator shall have full power and authority to interpret, construe and administer the Plan. The Administrator's interpretation and construction hereof, and actions hereunder, including any determination of the amount or recipient of any payment to be made under the Plan, shall be binding and conclusive on all persons and for all purposes. In addition, the Administrator may employ attorneys, accountants, and other professional advisors to assist the Administrator in its administration of the Plan. The Company shall pay the reasonable fees of any such advisor employed by the Administrator. To the extent permitted by law, the Administrator, any member of the Board and any employee of an Employer shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his own wilful misconduct or lack of good faith.

            8.2 Claims Procedure. The Administrator shall be responsible for administering claims for Benefits under the Plan pursuant to the procedures contained in this Section 8.2. All communications from the Administrator to the claimant shall be written in a manner calculated to be understood by the claimant. All interpretations, determinations and decisions by the Administrator in respect of any matter hereunder will be final, conclusive, and binding upon the Employer, Participants, Eligible Employees, Employees, Beneficiaries, and all other persons claiming an interest in the Plan.

                  (a) Claim for Benefits. In the event that Benefits are not paid to a Participant (or to his Beneficiary in the case of the Participant's death) and such claimant believes he is entitled to receive Benefits, then a written claim must be made to the Administrator within 60 days from the date payments are refused. The Administrator will review the written claim, and if the claim is denied in whole or in part, the Administrator will provide in writing within 90 days of receipt of the claim the specific reasons for such denial, reference to the pertinent provisions of the Plan upon which the denial is based, and a description of any additional material or information necessary to perfect the claim. Such written notice will further indicate the additional steps to be taken by the claimant if a further review of the claim denial is desired, including a statement that the claimant may (i) request a review upon written application to the Administrator, (ii) review pertinent plan documents, and (iii) submit issues and comments in writing. If notice of the denial is not furnished in accordance with the above procedure, the claim shall be deemed denied and the claimant shall be permitted to proceed with the review procedure described in Section 8.2(b) below. A claim will be deemed denied if the Administrator fails to take any action within the said 90-day period.

                  (b) Request for Review. A request by the claimant for a review of the denied claim must be delivered to the Administrator within 60 days after receipt by such claimant of written notification of the denial of such claim (or the date that the claim is deemed denied). The Administrator shall, not later than 60 days after receipt of a request for a review, make a determination concerning the claim. A written statement stating the decision on review, the specific reasons for the decision, and the specific provisions of the Plan on which the decision is based shall be mailed or delivered to the claimant within such 60-day period. If the decision on review is not furnished within the appropriate time, the claim shall be deemed denied on review.

            8.3 Cost of Administration. The cost of this Plan and the expenses of administering the Plan shall be paid by the Employer.

            8.4   Limitations  on  Plan   Administration.   No  person  to  whom
discretionary authority is granted hereunder shall vote or act upon any matter involving his own rights, benefits or participation in the Plan.


                                   ARTICLE IX

                       OTHER BENEFIT PLANS OF THE COMPANY

          9.1 Other Plans. Nothing contained in this Plan shall prevent a Participant prior to his death, or his spouse or other Beneficiary after his death, from receiving, in addition to any payments provided for under this Plan, any payments provided for under any other plan or benefit program of the Company or an Affiliate, or which would otherwise be payable or distributable to him, his surviving spouse or Beneficiary under any plan or policy of the Company or otherwise. Nothing in this Plan shall be construed as preventing the Company or any of its Affiliates from establishing any other or different plans providing for current or deferred compensation for employees. Unless specifically provided otherwise in any plan of the Company intended to "qualify" under section 401 of the Code, Compensation deferrals made under this Plan shall constitute earnings or compensation for purposes of determining contributions or benefits under such qualified plan.


                                    ARTICLE X

                      AMENDMENT AND TERMINATION OF THE PLAN

        10.1 Amendment. The Board shall have the right to amend this Plan at any time and from time to time, including a retroactive amendment. Any such amendment shall become effective upon the date stated therein, and shall be binding on all Employers then participating in the Plan, except as otherwise provided in such amendment; provided, however, that no such action shall affect any Benefit adversely to which a Participant would be entitled had his employment been terminated immediately before such amendment was effective.

        10.2 Termination. The Company has established this Plan with the bona fide intention and expectation that from year to year it will deem it advisable to continue it in effect. However, the Board, in its sole discretion, reserves the right to terminate the Plan in its entirety at any time; provided, however, that no such action shall affect any Benefit adversely to which a Participant would be entitled had his employment been terminated immediately before such termination was effective.

        10.3   Continuation.   The  Company   intends  to  continue   this  Plan
indefinitely, but nevertheless assumes no contractual obligation beyond the promise to pay the benefits described in this Plan.


                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Rights Against Employer. The Plan shall not be deemed to be a consideration for, or an inducement for, the employment of any Employee by the Employer. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Employee at any time, without regard to the effect such discharge may have on any rights under the Plan.

         11.2 Action Taken in Good Faith. To the extent permitted by ERISA, the Administrator and each employee, officer and director of an Affiliate who have duties and responsibilities with respect to the establishment or administration of the Plan shall be fully protected with respect to any action taken or omitted to be taken by them in good faith.

         11.3 Indemnification of Employees and Directors. The Company hereby indemnifies the Administrator and each employee, officer and director of an Affiliate to whom responsibilities are delegated under the Plan against any and all liabilities and expenses, including attorney's fees, actually and reasonably incurred by them in connection with any threatened, pending or completed legal action or judicial or administrative proceeding to which they may be a party, or may be threatened to be made a party, by reason of any delegation of responsibilities hereunder, except with regard to any matters as to which they shall be adjudged in such action or proceeding to be liable for gross negligence or willful misconduct in connection therewith.

         11.4 Severability. In the event that any provision of this Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

         IN WITNESS WHEREOF, the Company has executed this ENSCO Supplemental Executive Retirement Plan as of this 25th day of November, 1997.




                                      ENSCO INTERNATIONAL INCORPORATED


                                      By: /s/ William S. Chadwick, Jr.
                                          ----------------------------

                                      Its: Vice President